Exhibit 1.1

CONFORMED COPY

56,979,062 Shares of

HUNTSMAN CORPORATION

Common Stock, par value $0.01 per share

Underwriting Agreement

August 2, 2007

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Ladies and Gentlemen:

Each of MatlinPatterson Global Opportunities Partners L.P., a Delaware limited partnership, MatlinPatterson Global Opportunities Partners B, L.P., a Delaware limited partnership, and MatlinPatterson Global Opportunities Partners (Bermuda) L.P., an exempt limited partnership organized under the laws of Bermuda (each a “Selling Stockholder” and collectively, the “Selling Stockholders”), proposes, severally and not jointly, subject to the terms and conditions stated herein, to sell to you (the “Underwriter”) the number of shares of common stock, par value $0.01 per share (“Common Stock”), of Huntsman Corporation, a Delaware corporation (the “Company”), set forth opposite the name of such Selling Stockholder on Schedule I hereto, for an aggregate of 56,979,062 shares (the “Shares”) of Common Stock.

1.             (a)           The Company represents and warrants to, and agrees with, the Underwriter that:

(i)            An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-144989) in respect of the Common Stock has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective upon filing; and, to the Company’s knowledge, no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iv) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)           The Shares have been duly registered under the Act pursuant to the Registration Statement;

(iii)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of you or the Selling Stockholders expressly for use therein;

(iv)          For the purposes of this Agreement, the “Applicable Time” is 4:00 p.m. (Eastern Time) on the date of this Agreement.  The Pricing Prospectus, as supplemented by the documents and information listed in Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of you or the Selling Stockholders expressly for use therein;

(v)           The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of you or the Selling Stockholders expressly for use therein as set forth in Section 9; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except for those set forth on Schedule II hereto;

(vi)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date and as of the Time of Delivery (as defined in Section 4 hereof) as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of you or the Selling Stockholders expressly for use therein as set forth in Section 9;

(vii)         (A) (i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(viii)        The Company and each entity of which the Company owns, directly or indirectly, greater than 50% of the outstanding equity interests (each, a “subsidiary” and collectively, the “subsidiaries”) has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent such concept exists) with full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company, or other business entity, as the case may be, and is in good standing under the laws of each jurisdiction in which its ownership or lease, as the case may be, and the operation of its properties or the conduct of its business requires such qualification, except, where the failure to be in good standing or so qualified as a foreign corporation or limited liability company, or other business entity, would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and except as set forth in the Pricing Prospectus and the Prospectus (exclusive of any supplement thereto) (a “Material Adverse Effect”);

(ix)           Except as would not be reasonably expected to have a Material Adverse Effect, all the outstanding membership interests, shares of capital stock or other ownership interests, as the case may be, of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable (to the extent such concepts are applicable under the laws of the jurisdiction of the subsidiary’s organization) (except, with respect to any subsidiary that is a limited liability company or partnership, (A) that a member or partner may be obligated to make contributions to the Company or such subsidiary that such member or partner has agreed to make, (B) that a member may be obligated to repay funds wrongfully distributed to it or (C) as otherwise provided by the limited liability company agreement or partnership agreement for such limited liability company or partnership), and, except as otherwise set forth in the Pricing Prospectus and the Prospectus, all the outstanding membership interests, shares of capital stock or other ownership interests, as the case may be, of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens, defects or encumbrances;

(x)            The capital stock of the Company conforms in all material respects to the description thereof contained in the Pricing Prospectus and the Prospectus; the Shares have been duly and validly authorized by the Company and are fully paid and nonassessable; the Shares are duly listed, and admitted and authorized for trading on the New York Stock Exchange (the “Exchange”); the certificates for the Shares are in valid and sufficient form; and, except as set forth in the Pricing Prospectus and the Prospectus or pursuant to any stock incentive plan of the Company, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and when the Shares were issued, such Shares were not issued in violation of any then-applicable preemptive rights;

(xi)           Except as disclosed in the Registration Statement, the exhibits thereto and the information incorporated by reference therein, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities registered pursuant to any other registration statement filed by the Company under the Act;

(xii)          There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

(xiii)         The Company is not and, after giving effect to the transactions contemplated hereby, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(xiv)        No consent, approval, authorization, filing with or order of any court or governmental agency or body or regulatory authority is required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement, including the purchase and sale of the Shares in the manner contemplated herein and in the Pricing Prospectus and the Prospectus, except such as have been obtained or as may be required under the Act or state or foreign securities laws or the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriter in the manner contemplated herein and in the Pricing Prospectus and the Prospectus;

(xv)         The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions herein contemplated and the sale of the Shares by the Selling Stockholders will not conflict with, result in a breach or violation of any of the terms or provisions of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, or constitute a default under (A) the charter or by-laws (or similar organizational documents) of the Company or any subsidiary, (B) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or any other agreement or instrument to which the Company or any subsidiary is a party or bound or to which any of its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any subsidiary of any court, domestic or foreign, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any subsidiary or any of its or their properties, except, in the case of clause (B) or (C) above, where any such conflict, breach, violation, lien, charge or encumbrance would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has the power and authority (corporate or other) to enter into this Agreement and to consummate the transactions contemplated hereby;

(xvi)        This Agreement has been duly authorized, executed and delivered by the Company;

(xvii)       The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the schedules included in or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein.  The pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.  To the best knowledge of the Company, the historical consolidated financial statements of the Textile Effects Business of Ciba Specialty Chemicals Holding Inc. (“Textile Effects”) incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of Textile Effects, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles, applied on a basis consistent with the audited statements;

(xviii)      Except as disclosed in the Pricing Prospectus and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary or any of its or their property is pending or, to the best knowledge of the Company, threatened or contemplated that (A) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or which are otherwise material in the context of the sale of the Shares, or (B) would reasonably be expected to have a Material Adverse Effect;

(xix)         Neither the Company nor any subsidiary is in violation of any of the terms and provisions of or default under (A) any provision of its charter or by-laws (or similar organizational documents), (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or any other agreement or instrument to which it is a party or bound or to which its property is subject, except where any such violation or default would not, singularly or in the aggregate, have a Material Adverse Effect, or (C) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except where any such violation or default would not, singularly or in the aggregate, have a Material Adverse Effect;

(xx)          Deloitte & Touche LLP, who have certified certain financial statements, including those of the Company and its consolidated subsidiaries, and delivered their reports with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Pricing Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board;

(xxi)         The Company has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by the Company, and any other assessment, fine or penalty levied against the Company, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect;

(xxii)        Except as otherwise described in the Pricing Prospectus and the Prospectus, the Company and each subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(xxiii)       The Company and each subsidiary possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses now operated by them (collectively, “Permits”), except as would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(xxiv)       The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that, in all material respects (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxv)        The Company and its subsidiaries maintain a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms;

(xxvi)       The statistical and market-related data included in the Registration Statement, Pricing Prospectus and Prospectus are based on or derived from sources which the Company believes to be reliable;

(xxvii)      Except as otherwise set forth in the Pricing Prospectus and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all material real properties and all other material properties and material assets owned by them, in each case free from claims, liens, defects and encumbrances that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them;

(xxviii)     Except as otherwise set forth in the Pricing Prospectus and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own, possess (including by license or other agreement) or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them.  The Company and its subsidiaries have not received any written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(xxix)       Except as described in the Registration Statement, Pricing Prospectus or Prospectus or the information incorporated by reference therein or as would not, individually or in the aggregate, have a Material Adverse Effect, (A) each of the Company and its subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws, (B) each of the Company and its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and is in compliance with all Permits required under any applicable Environmental Laws, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of its subsidiaries, (E) neither the Company nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (F) no property or facility of the Company or any of its subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA or on any comparable list maintained by any state or local governmental authority.  For purposes of this Agreement, “Environmental Laws” means all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials, into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

(b)           Each Selling Stockholder represents and warrants to, and agrees with, the Underwriter and the Company that:

(i)            All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein;

(ii)           No consent, approval, authorization, filing with or order of any court or governmental agency or body or regulatory authority is required to be made or obtained by such Selling Stockholder in connection with the consummation of the transactions contemplated by this Agreement, including the purchase and sale of the Shares in the manner contemplated herein and in the Pricing Prospectus and the Prospectus, except such as have been obtained or as may be required under the Act or state or foreign securities laws or the rules and regulations of the NASD and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriter in the manner contemplated herein and in the Pricing Prospectus and the Prospectus;

(iii)          This Agreement has been duly authorized, executed and delivered by such Selling Stockholder;

(iv)          The execution, delivery and performance by such Selling Stockholder of this Agreement and the consummation by such Selling Stockholder of the transactions herein contemplated, including the sale of the Shares to be sold by such Selling Stockholder hereunder, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, except for such conflicts, breaches or violations as would not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by this Agreement; nor will such action result in any violation of the provisions of the organizational documents of such Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(v)           the sale of Shares by such Selling Stockholder pursuant to this Agreement is not based on any material information concerning the Company or any of its subsidiaries that has come to the attention of such Selling Stockholder that is not set forth in the Registration Statement, the Pricing Prospectus and the Prospectus;

(vi)          Such Selling Stockholder has, and immediately prior to the Time of Delivery such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon (x) delivery of such Shares and (y) payment for such Shares pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter;

(vii)         Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(viii)        To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein (any such written information being referred to as the “Selling Stockholder Information”), (A) such Preliminary Prospectus, Pricing Prospectus and the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ix)           In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or Form W-8 as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(x)            To facilitate the closing hereunder at the Time of Delivery, certificates representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed with the Company’s transfer agent and registrar, The Bank of New York Mellon; and

(xi)           Other than this Agreement, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares.

2.             On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from such Selling Stockholder, the number of Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto, at a purchase price per share of $24.25.

3.             Upon the authorization by you of the release of the Shares, you propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.             (a)           The Shares to be purchased by you hereunder, in definitive form, and in such authorized denominations and registered in such names as you may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to you, through the facilities of the Depository Trust Company (“DTC”), for your account, against payment by you of the purchase price therefor by wire transfer of Federal (same-day) funds to the account of a bank reasonably acceptable to the Underwriter specified by each Selling Stockholder with respect to the Shares to be sold by it to you at least forty-eight hours in advance.  Each Selling Stockholder will cause the certificates representing the Shares to be sold by it to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of The Bank of New York Mellon, the Company’s transfer agent and registrar.  The time and date of such delivery and payment shall be 9:30 a.m., New York time, on August 6, 2007 or such other time and date not later than seven business days thereafter as you, the Company and the Selling Stockholders may agree upon in writing.  Such time and date for delivery of the Shares is herein called the “Time of Delivery”.

(b)           The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(n) hereof, will be delivered at the offices of Cravath, Swaine & Moore LLP (the “Closing Location”), and the Shares will be delivered at the offices of DTC or its designated custodian, all at the Time of Delivery.  A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.             The Company agrees (and with respect to paragraph (g)(II) below, the Selling Stockholders agree) with the Underwriter:

(a)           To prepare the Prospectus in a form agreed to by you and the Company and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to advise you promptly of any proposal to further amend or supplement the Registration Statement or Prospectus prior to the Time of Delivery and not to effect such amendment or supplement without the Underwriter’s consent, which consent shall not be unreasonably withheld or delayed; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to use reasonable best efforts to avoid the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, and, in any case, to advise you promptly after it receives notice of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, to use its reasonable best efforts to promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)           If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to advise you promptly of and, unless impracticable, sufficiently in advance of filing any further amendment or any supplement to such form of prospectus to enable you to comment upon such amendment or supplement;

(c)           If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the Underwriter notifies the Company that any of the Shares remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares in a form reasonably satisfactory to you, or, if the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement or other registration statement relating to the Shares, in a form reasonably satisfactory to you and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement, such new shelf registration statement or such other registration statement, as the case may be;

(d)           Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified as of the date hereof;

(e)           As soon as practicable on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Registration Statement and each Preliminary Prospectus, Pricing Prospectus and Prospectus in New York City in such quantities as you may reasonably request, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of 180 days after the time of issue of the Prospectus in connection with the offering or sale of the Shares; and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to promptly notify you and the Company may pursuant to written notice require you to suspend use of the Prospectus until an amended or supplemented Prospectus is available which corrects such statement or omission. The Company agrees to use its reasonable best efforts to cause any suspension of use of a Prospectus pursuant to this paragraph to be as short as possible, and agrees to promptly file, at its own expense, an amendment or supplement to such Prospectus to correct such statement or omission within 5 business days of the Company’s delivery of a notice of suspension (which 5 business day period may be extended up to 30 days to the extent the Company’s board of directors determines it is necessary to avoid a material adverse effect on the Company).  Neither the Underwriter’s consent to, nor its delivery of, any such amendment or supplement shall constitute a waiver of any condition set forth in Section 5;

(f)            To make generally available to its securityholders as soon as practicable, but in any event not later than the Availability Date (as defined below), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158) (“Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year Availability Date means the 90th day after the end of such fourth fiscal quarter);

(g)           During the Lock-up Period (as defined below), (I) the Company agrees not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Common Stock, securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than (A) any shares of Common Stock that are issued in respect of securities that, pursuant to their terms or pursuant to arrangements between the Company or its subsidiaries and the holders thereof, are convertible into or exercisable or exchangeable for shares of Common Stock, (B) any shares of Common Stock issued or options to purchase Common Stock or other Common Stock-based awards granted pursuant to any stock incentive plan, stock ownership plan or dividend reinvestment plan of the Company, (C) any shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for such capital stock (collectively, “Acquisition Securities”) as payment of any part of the purchase price for the acquisition by the Company of a business or assets; or (D) the filing of any registration statement with the Commission (i) in compliance with the request of any person who has the right to require the Company to file a registration statement with the Commission, (ii) on Form S-8 (or any successor form) with respect to any stock incentive plan, stock ownership plan or dividend reinvestment plan or (iii) on Form S-4 (or any successor form) solely with respect to Acquisition Securities); the restrictions in this paragraph (g) will commence on the date hereof and will continue to and including the date 60 days after the date of the Pricing Prospectus (the “Lock-up Period”); and (II) the Selling Stockholders agree not to offer, sell, hedge, swap, contract to sell or transfer the economic consequences of ownership of or otherwise dispose of, directly or indirectly (except with the consent of the Underwriter, not to be unreasonably withheld), any Common Stock or securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities;

(h)           To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act (provided that the Selling Stockholders shall reimburse such fees to the extent required by that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) dated as of July 12, 2007, by and among the Company, Huntsman Family Holdings Company LLC, the Selling Stockholders and each stockholder of the Company listed on the signature pages thereof);

(i)            The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

6.             (a)           Each of the Company and the Selling Stockholders represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Company and the Selling Stockholders, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus that would be required to be filed with the Commission pursuant to Rule 433 under the Act; any such free writing prospectus the use of which has been consented to by the Company and you is listed on Schedule II hereto;

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any such prospectus, including timely filing with the Commission or retention where required and legending.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show; and

(c)           Each Selling Stockholder agrees with the Underwriter that it will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

7.             The Company covenants and agrees with the Underwriter that it will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company’s counsel and accountants, and one counsel for the Selling Stockholders and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (b) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (d) all fees and expenses in connection with listing the Shares on the Exchange; (e) the cost of preparing stock certificates; (f) the cost and charges of any transfer agent or registrar; and (g) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section.  The Selling Stockholders covenant and agree with the Underwriter that they will pay or cause to be paid the fees, disbursements and expenses of any other counsel to the Selling Stockholders.  The preceding two sentences shall not affect the allocation of expenses as between the Company, on the one hand, and the Selling Stockholders, on the other, to the extent otherwise agreed among them in the Registration Rights Agreement.  Except as provided in this Section, and Sections 9 and 11 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

8.             The obligations of the Underwriter hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened or, to the knowledge of the Company, the Selling Stockholders or the Underwriter, contemplated, by the Commission; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened or, to the knowledge of the Company, the Selling Stockholders or the Underwriter, contemplated, by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Cravath, Swaine & Moore LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares and such other related matters as you may reasonably request, and such counsel shall have received from the Company such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Stoel Rives LLP, special counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form reasonably satisfactory to you, to the effect that:

(i)            the Company and each of the entities listed on Schedule III hereto (the “Scheduled Subsidiaries”) is a corporation or limited liability company in good standing (to the extent such concept exists) under the Delaware General Corporation Law (the “DGCL”) or the Delaware Limited Liability Company Act (the “DLLCA”), as applicable, with full organizational power and organizational authority to own or lease, as the case may be, and to operate its properties and conduct its business as such properties and business are described in the Prospectus;

(ii)           the Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the Shares being sold hereunder by the Selling Stockholders have been duly authorized, and are fully paid and nonassessable under the DGCL;

(iii)          the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the actual knowledge of such counsel, (a) no stop order suspending the effectiveness of the Registration Statement has been issued, (b) no proceedings for that purpose have been instituted or threatened and (c) the Registration Statement and the Prospectus (other than the financial statements, the notes and schedules thereto, and the other financial, accounting, or statistical data or information contained therein or omitted therefrom, as to which such counsel need express no opinion) appear, as of the effective or issue date thereof, in each case, on their face to comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder, except that in each case, such counsel need not express an opinion as to Regulation S-T and need not assume any responsibility for the accuracy, completeness, or fairness of any of the statements contained in the Registration Statement, the Prospectus, or the Pricing Disclosure Package except to the extent expressly set forth in paragraph (ii) above.

(iv)          this Agreement has been duly authorized, executed and delivered by the Company;

(v)           the Company is not and, after giving effect to the transactions contemplated hereby, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

(vi)          no Governmental Approval (as defined below), which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required by the Company in connection with, the execution, delivery or performance by the Company of this Agreement (for purposes of such opinion, (A) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws (as defined below), other than any consent, approval, license, authorization, validation, filing, qualification or registration required under federal, state or foreign securities laws, required under the rules and regulations of the NASD or that may have become applicable as a result of the involvement of any party other than the Company in the transactions contemplated by this Agreement or because of any such party’s legal or regulatory status or because of any other facts specifically pertaining to any such party, and (B) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws); and

(vii)         the execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of any other of the transactions herein contemplated and the fulfillment by the Company of the terms hereof will not (A) violate the certificate of incorporation or bylaws of the Company, (B) constitute a violation of, or a breach or default under, the terms of any Applicable Contract (as defined below), or (C) violate or conflict with, or result in any contravention of, any Applicable Law (provided that such counsel need not express any opinion as to whether the execution, delivery or performance by the Company of this Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries; for purposes of such opinion, (A) “Applicable Contracts” shall include all agreements, contracts and instruments included as exhibits to the Registration Statement and (B) “Applicable Laws” means the DGCL and those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement (other than the United States federal securities laws, state securities or blue sky laws, anti-fraud laws and the rules and regulations of the NASD), but without such counsel having made any special investigation as to the applicability of any specific law, rule or regulation);

in rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the DGCL, the DLLCA or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and/or the Scheduled Subsidiaries and public officials. References to the Prospectus in this paragraph (B) shall also include any supplements thereto at the Time of Delivery;

(d)           Vinson & Elkins L.L.P., special counsel for the Company, shall have furnished to you their written statement, dated the Time of Delivery, to the effect that although such counsel have not verified, are not passing on and does not assume responsibility for or express any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package, they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriter and its counsel, at which the contents of (a) the Registration Statement, (b) the Pricing Prospectus and (c) the Prospectus and related matters were discussed, on the basis of such participation (relying with respect to factual matters to the extent such counsel deems appropriate upon statements by officers and other representatives of the Company and the Underwriter), no facts have come to such counsel’s attention that cause such counsel to believe that (i) the Registration Statement, when the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus as of its date and as of the Time of Delivery contained any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In expressing the foregoing opinion and belief, such counsel may state that they express no view, belief or comment with respect to (x) the financial statements or notes thereto or financial schedules or other financial or accounting data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus or (y) the conveyance of the Pricing Disclosure Package or the Prospectus or the information contained therein to investors for purposes of Rule 159 under the Act.

(e)           Samuel D. Scruggs, Esq., Executive Vice President, General Counsel and secretary of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form reasonably satisfactory to you, to the effect that to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

(f)            Whalen LLP, special counsel for the Selling Stockholders, shall have furnished to you their written opinion with respect to the Selling Stockholders, dated the Time of Delivery, in form reasonably satisfactory to you, to the effect that:

(i)            this Agreement has been duly authorized, executed and delivered by MatlinPatterson Global Opportunities Partners L.P., a Delaware limited partnership and MatlinPatterson Global Opportunities Partners B, L.P., a Delaware limited partnership (each, a  “U.S. Selling Stockholder”);

(ii)           no consent, approval, authorization or order of any U.S. court or Governmental Authority is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act, state or foreign securities laws or the rules and regulations of the NASD and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained; and

(iii)          the execution, delivery and performance by each Selling Stockholder of this Agreement and the consummation by such Selling Stockholder of the transactions contemplated hereby, including the sale of the Shares to be sold by such Selling Stockholder, will not (i) conflict with the certificate of formation or limited liability company agreement of either U.S. Selling Stockholder or (ii) violate or conflict with, or result in any contravention of, any Applicable Law;

(g)           Davis Polk & Wardwell, special New York counsel for the Selling Stockholders, shall have furnished to you their written opinion with respect to the Selling Stockholders, dated the Time of Delivery, to the effect that upon payment for the Shares to be sold by the Selling Stockholders to the Underwriter as provided in this Agreement, the delivery of such Shares to Cede & Co. or such other nominee as may be designated by DTC, the registration of such Shares in the name of Cede & Co. or such other nominee and the crediting of such Shares on the records of DTC to security accounts in the name of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Shares or any security entitlement in respect thereof), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriter will acquire a security entitlement in respect of such Shares and (iii) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriter; it being understood that for purposes of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede & Co. or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of the Underwriter on the records of DTC will have been made pursuant to the UCC;

(h)           On the date of this Agreement and at the Time of Delivery, as the case may be, Deloitte & Touche LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus; provided that the letter delivered at the Time of Delivery shall use a “cut-off” date no more than three business days prior to such Time of Delivery; and provided further that such letters need not comment upon (x) any preliminary financial disclosure included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus with respect to the quarter ended June 30, 2007 (and such letters need not reflect a review in accordance with SAS 100 of such quarter) or (y) any financial statements or other financial information relating to any business and operations of, or acquired by the Company from, Textile Effects and/or its affiliates;

(i)            (i) None of the Company or any of its subsidiaries shall have sustained since the respective dates as of which information is given in the Registration Statement, Pricing Prospectus or Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, Pricing Prospectus or Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, Pricing Prospectus or Prospectus there shall not have been any change in the membership interests, capital stock or other ownership interests or long-term debt of the Company or any of its subsidiaries or any change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, Pricing Prospectus or Prospectus, the effect of which, in any such case described in clause (i) or (ii), as in your sole judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in this Agreement and in the Registration Statement, Pricing Prospectus or Prospectus;

(j)            On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your sole judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

(k)           The Shares at the Time of Delivery shall have been duly listed on the Exchange;

(l)            The NASD shall not have objected to the fairness of the underwriting terms of the offering herein contemplated;

(m)          The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(n)           The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of the chief executive officer, president or any vice president and principal financial or accounting officer of the Company and general partner of each Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to, to such person’s knowledge, no stop order suspending the effectiveness of any Registration Statement being issued and no proceedings for that purpose being instituted or contemplated by the Commission and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in paragraphs (a) and (i) of this Section (with respect to paragraph (i), it being understood that if such certificate states that there has occurred a Company Material Adverse Effect not set forth in the Prospectus (exclusive of any supplement thereto), such certificate need not express a view as to the Underwriter’s judgment regarding the effects thereof).

9.             (a)           The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees, affiliates and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation or otherwise at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Underwriter, the directors, officers, employees, affiliates and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the indemnity to the Underwriter contained in paragraph (a) above, but only with respect to written information relating to such Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which such Selling Stockholder may otherwise have.

(c)           The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each person who controls the Company within the meaning of either the Act or the Exchange Act, each Selling Stockholder, and each person, if any, who controls such Selling Stockholder within the meaning of the Act or the Exchange Act to the same extent as the indemnity to the Underwriter contained in paragraph (a) above, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only such information furnished by the Underwriter consists of the information in the third paragraph, the eighth paragraph (including the three bullet points following such paragraph), the last sentence in the fourth-to-last paragraph, the last two sentences in the third-to-last paragraph and the final paragraph (except for clauses (iii) and (vi) thereof) under the caption “Underwriting” in the Prospectus Supplement.  This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

(d)           Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it has been materially prejudiced (including through the forfeiture by the indemnifying party of substantial rights and defenses) by such failure and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, each Selling Stockholder and the Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Selling Stockholders and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, such Selling Stockholder and the Underwriter from the offering of the Shares; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission deemed applicable to the Shares purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, each Selling Stockholder and the Underwriter severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, such Selling Stockholder and of the Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), benefits received by any Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by such Selling Stockholder from the offering, and benefits received by the Underwriter shall be deemed to be equal to the total deemed underwriting discounts and commissions from the offer and sale of the Shares. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, a Selling Stockholder or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act, each director, officer, employee, affiliate and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, and each person who controls a Selling Stockholder within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Selling Stockholder, subject in each case to the applicable terms and conditions of this paragraph (e).  The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e).  Nothing in this paragraph shall affect the indemnification contribution provisions as between the Company, on the one hand, and the Selling Stockholders, on the other, to the extent otherwise agreed among them in the Registration Rights Agreement.

(f)            The liability of each Selling Stockholder under the Selling Stockholder representations and warranties contained in Section 1(b) hereof and under the indemnity and contribution agreements contained in this Section 9 and otherwise with respect to this Agreement shall be limited to an amount equal to the price (as set forth in Section 2 hereof) received by such Selling Stockholder for the Shares sold by such Selling Stockholder to the Underwriter (as set forth in Schedule I hereof).

10.           The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter, the Company or the Selling Stockholders, or any of

their respective representatives, officers, directors or any controlling person, and shall survive delivery of and payment for the Shares.

11.           If for any reason attributable to a particular Selling Stockholder any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, such Selling Stockholder will reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered (and if such reason is attributable to more than one Selling Stockholder, the relevant Selling Stockholders shall severally so reimburse the Underwriter, pro rata in accordance with the number of Shares proposed to be sold by them as set forth on Schedule I hereto), but such Selling Stockholder (or Selling Stockholders, as applicable) shall then be under no further liability to the Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.  The foregoing shall not affect the allocation of expenses between the Company and the Selling Stockholders to the extent otherwise agreed to among them in the Registration Rights Agreement.

12.           All statements, requests, notices, agreements and any other communications hereunder shall be in writing, and if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to you at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: Transactions Advisory Group; if to the Selling Stockholders shall be delivered or sent by mail or facsimile transmission to them in care of MatlinPatterson Global Partners LLC, 520 Madison Avenue New York, New York 10022, fax 212-651-4010, Attention:  General Counsel; and if to the Company shall be delivered or sent by mail or facsimile transmission to it at 500 Huntsman Way, Salt Lake City, Utah 84108, fax 801-584-5742, Attention: General Counsel.  Any such statements, requests, notices, agreements or other communications shall take effect upon receipt thereof.

13.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholders or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.           Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15.           The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Shares at the price set forth herein pursuant to this Agreement is an arm’s-length commercial transaction among the Company, the Selling Stockholders and the Underwriter, and the Company and the Selling Stockholders are capable of evaluating and understanding and accept the terms, risks and conditions of the transactions contemplated by this Agreement, (b) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as an underwriter and not the agent or fiduciary of the Company or the Selling Stockholders, (c) the Underwriter has not assumed an advisory, agency or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to any of the transactions contemplated by this Agreement (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters), (d) the Company and the Selling Stockholders have consulted their own legal and financial advisors to the extent each of them, respectively, deemed appropriate, (e) the Company and the Selling Stockholders have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship and (f) the Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims that they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting such a fiduciary duty claim on behalf of or in right of the Company or any such Selling Stockholder, including stockholders, employees or creditors thereof.

16.           The Company and the Selling Stockholders acknowledge that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking division. The Company and the Selling Stockholders acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

17.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriter with respect to the subject matter hereof.

18.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

19.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

The Company, the Selling Stockholders and the Underwriter hereby submit to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Selling Stockholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

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If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and the Selling Stockholders.

Very truly yours,

HUNTSMAN CORPORATION

By:	/s/ J. KIMO ESPLIN
Name: J. Kimo Esplin
Title: Executive Vice President and CFO

Very truly yours,

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS L.P.

By:	MatlinPatterson Global Partners LLC, as general partner

By:	/s/ LAWRENCE M. TEITELBAUM
Name: Lawrence M. Teitelbaum
Title: Chief Financial Officer

Very truly yours,

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS B, L.P.

By:	MatlinPatterson Global Partners LLC, as general partner

By:	/s/ LAWRENCE M. TEITELBAUM
Name: Lawrence M. Teitelbaum
Title: Chief Financial Officer

Very truly yours,

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS (BERMUDA) L.P.

By:	MatlinPatterson Global Partners LLC, as general partner

By:	/s/ LAWRENCE M. TEITELBAUM
Name: Lawrence M. Teitelbaum
Title: Chief Financial Officer

Accepted and agreed as of the date hereof:

Credit Suisse Securities (USA) LLC

By:	/s/ DAVID HERMER
Name: David Hermer
Title: Managing Director

SCHEDULE I

Selling Stockholder	Number of Shares
MatlinPatterson Global Opportunities Partners L.P.	41,520,873
MatlinPatterson Global Opportunities Partners B, L.P.	989,687
MatlinPatterson Global Opportunities Partners (Bermuda) L.P.	14,468,502
Total	56,979,062

SCHEDULE II

The total number of Shares being offered to the public as set forth on the cover of the Prospectus.

The per Share price to be paid to the Underwriter by the investor.

Issuer Free Writing Prospectuses:

None

SCHEDULE III

Alta One Inc.

Huntsman International LLC

Huntsman Advanced Materials Holdings LLC

Huntsman Advance Materials LLC